Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	d	Shares of Common Stock, par value $0.0001 per share (“Common Stock”) (2)	457	(c)	73,291,326	$0.0977	$7,160,562.55	0.0001476	$1,056.90
Fees to Be Paid	d	Shares of Common Stock (3)	457	(c)	3,028,664	$0.0977	$295,900.47	0.0001476	$43.67
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$7,456,463.02		$1,100.57
	Total Fees Previously Paid								$424.14
	Total Fee Offsets								—
	Net Fee Due								$676.43

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
d	Shares of Common Stock (4)	110,316,386	$20,574,005.99	S-1	333-272589	07-11-2023

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit and proposed maximum aggregate offering price are calculated using the average of the bid ($0.0960) and asked ($0.0994) prices of Common Stock on the OTCQB on April 11, 2024.

(2)	Represents shares of Common Stock registered for resale hereunder. Excludes 20,833,334 shares of Common Stock that were registered pursuant to the Registration Statement on Form S-1 (No. 333-272589), which was filed on June 12, 2023, was amended on July 3, 2023, and went effective on July 11, 2023 (the “2023 Registration Statement”), and for which no separate registration fee is payable.

(3)	Represents shares of Common Stock issuable upon exercise of warrants and registered for resale hereunder. Excludes 89,483,052 shares of Common Stock issuable upon exercise of warrants that were registered pursuant to the 2023 Registration Statement and for which no separate registration fee is payable.

(4)	Represents 20,833,334 shares of Common Stock and 89,483,052 shares of Common Stock issuable upon exercise of warrants that were registered pursuant to the 2023 Registration Statement.